SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                            FORM 8-A/A

      AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM 8-A
            FILED WITH THE COMMISSION ON MAY 1, 1967,
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       HON INDUSTRIES Inc.
     (Exact Name of Registrant as Specified in Its Charter)

               Iowa                                   42-0617510
(State of Incorporation or Organization)         (I.R.S. Employer
                                                  Identification No.)

        414 East Third Street
          P. O. Box 1109
           Muscatine, Iowa                              52761-7109
(Address of Principal Executive Offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to the General
Instruction A(c)(1), please check the following box.  ______


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. _______


Securities to be registered pursuant to Section 12(b) of the
Act:


Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------

None.
________________________________       _______________________________


Securities to be registered pursuant to Section 12(g) of the Act:


                  Common Stock, $1.00 par value
______________________________________________________________________
                         (Title of Class)


______________________________________________________________________
                         (Title of Class)

Item 1.     Description of Registrant's Securities To Be Registered
-------     -------------------------------------------------------

       The information required by this item is set forth under the caption "Description of Capital Stock of the Company" in the Registration Statement on Form S-3 Registration No. 333-36433, of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), as filed with the Securities and Exchange Commission (the "Commission") on September 26, 1997 (as supplemented and amended through the date hereof) (the "S-3"). Any prospectus related to the S-3 and subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein.


Item 2.     Exhibits
-------     --------

            2.1 Articles of Incorporation, as amended, incorporated by reference to Exhibit 3(a) to the Company's
                 Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

            2.2  By-Laws, as amended, incorporated by reference to
                 Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed May 14, 1997.

            2.3 Rights Agreement, dated as of July 7, 1988 between the Company and First Chicago Trust Company of New York, incorporated by reference to Exhibit 1 to Registration Statement or Form 8-A filed July 12, 1988, as amended by amendment dated as of May 1, 1990, incorporated by reference to Exhibit 1 to Amendment No. 1 to Registration Statement on Form 8 filed May 29, 1990.

                            SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on October 6, 1997.


                           HON INDUSTRIES Inc.



                      By:  /S/ James I. Johnson
                           _____________________
                           James I. Johnson
                           Vice President, General Counsel
                           and Secretary